EXECUTION COPY

                                  Exhibit 99.1


                STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT
                ------------------------------------------------


     STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 18, 2003, between STARTECH ENVIRONMENTAL CORPORATION, a Colorado corporation and NORTHSHORE ASSET MANAGEMENT, LLC, a Delaware limited liability company (the "Purchaser"). Capitalized terms used in this Agreement but not otherwise defined shall have the meanings assigned to such terms on Schedule 1 hereto.

     1. Purchase and Sale of Shares.

        (a) Subject to the terms and conditions hereof, at the Closing (as defined below), the Company shall issue and shall sell to the Purchaser, and the Purchaser shall purchase from the Company, 2,133,333 shares (the "Shares") of common stock, no par value (the "Common Stock") for a price per share equal to $0.75 (the "Price Per Share"), or an aggregate purchase price of $1,600,000.00 (the "Purchase Price").

        (b) The purchase and sale of the Shares to the Purchaser pursuant to the terms hereof will be made in reliance upon the provisions of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), Regulation D promulgated thereunder by the United States Securities and Exchange Commission (the "SEC"), or such other exemptions from the registration requirements of the Securities Act as may be available with respect to the investment in the Shares to be made hereunder.

        (c) The purchaser will not be entitled to any warrants and there will be no commissions required to close this transaction.

     2. Closing.

        (a) The closing of the purchase and sale of the Shares shall take place at 12:00 p.m. on July 18, 2003 at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, 10022 (the "Closing").

        (b) At the Closing, or as soon as is reasonably practicable thereafter, the Company (or its transfer agent) shall deliver to the Purchaser a stock certificate representing the Shares registered in the name of the Purchaser and such other documents and certificates as are required by this Agreement at the Closing.

        (c) At the Closing, the Purchaser shall deliver to the Company the Purchase Price by wire transfer in immediately available funds to the account designated below:

Wire transfer information for:      Startech Environmental Corp.
                                    15 Old Danbury Road, Suite 203
                                    Wilton, Ct. 06897-2525

Financial Institution:              Chase Manhattan Bank
                                    33 Old Ridgfield Road
                                    Wilton, Ct. 06897

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Financial Institution Contact:      Ms. Susan M. Younkin
                                    (203) 762-3611
                                    FAX: (203) 762-2645

Accounting Number:                  6991501609

ABA/Routing Number:                 021000021

        (d) The Company, shall use the cash proceeds from the issuance of the Shares for working capital and general corporate purposes.

     3. Representations and Warranties by the Company. The Company hereby represents and warrants to the Purchaser as of the date of this Agreement that:

        (a) Incorporation and Qualification. The Company has been duly organized and is validly existing as a Corporation and in good standing under the laws of the State of Colorado with full corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to own and lease the properties and assets it now owns or holds under lease. The Company is not and is not required to be qualified to do business as a foreign corporation in any other jurisdiction except where the failure to be so qualified would not individually, or in the aggregate, have a Material Adverse Effect on the Company.

        (b) Title to Properties and Assets; Liens, etc.

            (i) Except as otherwise disclosed in the SEC Filings, or through other due diligence material made available to the Purchaser, the Company has good and marketable title to its material properties and assets, and good title to its material leasehold estates, in each case subject to no material Liens, other than (A) those identified on the Balance Sheet (as defined herein), (B) those resulting from taxes which have not yet become delinquent, (C) minor Liens which do not materially detract from the value of the property or materially impair the operations of the Company and (D) those that have otherwise arisen in the ordinary course of business.

            (ii) All material facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

            (iii) The SEC Filings sets forth true, complete and correct descriptions of each leasehold interest of the Company in real property that is material to the business and operations of the Company. The Company enjoys peaceful and undisturbed possession of all such real property.

            (iv) The Company has never owned, nor does the Company currently own any real property.

        (c) Authority. The Company has all necessary corporate power and authority to execute and deliver the Agreement and to carry out and perform its obligations hereunder. The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Shares, have been duly authorized by all necessary corporate action on the part of the Company and no further authorization on the part of the Company, or the Company's stockholders, is necessary to authorize such execution, delivery and performance. The Agreement, when executed and delivered by the Company, will be duly executed and delivered by the Company.

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The Agreement, when so executed, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. The issuance of the Shares is not and will not be subject to preemptive rights or rights of first refusal that have not been properly waived or complied with prior to the date hereof.

        (d) No Conflicts. The execution, delivery and performance of the Agreement and the other instruments and agreements to be executed, delivered and performed by the Company pursuant hereto and the consummation of the transactions contemplated hereby by the Company, including the issuance of the Shares, do not and will not with or without the giving of notice or the passage of time or both, (i) violate or conflict with or result in a breach of or a right of termination by any Person of any provision of, or constitute a default under, or create a Lien upon any properties or assets of the Company or any of its subsidiaries pursuant to (A) the Articles of Incorporation or the By-Laws of the Company or any of its subsidiaries or (B) any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which the Company or any of its subsidiaries or its assets may be bound or subject; (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries or to which any of their properties and assets is subject; (iii) result in the loss or impairment of any approval, license, franchise, permit, legal privilege or legal right enjoyed or possessed by the Company or any of its subsidiaries;
(iv) otherwise result in the creation of any Lien; or (v) require the consent or approval of any Person other than the consent of the Board of Directors and those consents or approvals set forth in Section 3(k). The Company is not in violation of or (with or without notice or lapse of time or both) in default under, any material term or provision of its Articles of Incorporation or By-Laws or any indenture, loan or credit agreement, note agreement, mortgage, security agreement or other agreement, lease or other instrument, commitment or arrangement to which the Company is a party or by which the Company's assets are bound.

        (e) Capital Stock; Fully Paid and Non-Assessable. As of the date hereof and immediately prior to the Closing, the authorized capital stock of the Company consists and will consist, respectively, of (i) 10,000,000 shares of Preferred Stock, of which 5,773 shares are issued and outstanding and designated as Series A 8% Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") and (ii) 800,000,000 shares of Common Stock of which:

            (A)   11,544,454 shares are issued and outstanding;

            (B) 3,000,000 shares are authorized for issuance under the Company's stock option plans, of which 731,089 shares are reserved for issuance upon the exercise of options granted and issuable by the Company thereunder;

            (C) 298,820 shares are reserved for issuance upon the conversion of the Series A Preferred Stock; and

            (D) 2,206,789 shares are reserved for issuance upon the exercise of warrants.

All such outstanding shares of Common Stock and Preferred Stock and other securities have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable Federal and state securities laws. Except as contemplated by this Agreement or as set forth in the SEC Filings, the Company has no outstanding subscription, option, warrant, right of first refusal, preemptive right, call, contract, demand, commitment, convertible security or other instrument, agreement or arrangement

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of any character or nature whatever under which the Company is or may be obligated to issue Common Stock, Preferred Stock or any other equity security of any kind or which otherwise relates to the Company's securities.

            (f) Compliance with Other Instruments. The Company is not: (i) in violation of its Articles of Incorporation or By-Laws, or any applicable law;
(ii) in default under any mortgage, lease, indenture, contract, agreement or instrument; (iii) in default with respect to any order; or (iv) in default in, any material respect under any order, license, franchise, regulation or demand of any Federal, State, municipal or other governmental agency.

            (g) Securities Laws. Subject to the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue and sale of the Shares (i) are and will be exempt from the registration requirements of the Securities Act and (ii) are and will be issued in compliance with all applicable Federal and state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons other than the Purchaser or has taken or will take any other action that would require the Company to register the sale of such Shares under the Securities Act.

            (h) Financial Statements; Liabilities.

                (a) Included in the Form 10-Q for the three months ended April 30, 2003 ("Form 10-Q") are the Company's consolidated unaudited balance sheet (the "Balance Sheet") as of April 30, 2003 (the "Balance Sheet Date"), and the consolidated unaudited statement of operations for the three-month period then ended ("Operating Statement"). Included in its annual report on Form 10-K for the year ended October 31, 2002 ("Annual Report") are the Company's consolidated audited balance sheets as of October 31, 2002 and the consolidated audited statements of operations, cash flow and changes of stockholders' equity for the period then ended, together with the related report of Kostin, Ruffkess & Company, LLC(a) , independent certified public accountants such year-end balance sheet, statement of operations, cash flow and changes of stockholders' equity and report, together with the Balance Sheet and Operating Statement, the "Financial Statements"). The Financial Statements (including any notes thereto):

                (i) are complete and correct in all material respects and are in accordance with the books and records of the Company;

                (ii) present fairly the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries at the respective dates therein specified and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods therein specified; and

                (iii) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods (except that the unaudited financial statements are subject to year-end audit adjustments which will not be material in amount and do not contain complete footnotes).

                (b) The Company has no liabilities or obligations of any nature, either actual or absolute, contingent or otherwise, which are not reflected or provided for in the Financial Statements or related notes.

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                (i) Changes. Since October 31, 2002, except as disclosed in SEC
Filings, including without limitation, the Form 10-Q and current reports on Form 8-K or the Annual Report, or through direct disclosure to Purchaser during this due diligence period, there has been no event which was has had, or could reasonably be expected to have, a Material Adverse Effect. Since the Balance Sheet Date, the Company has conducted its business in all material respects in the ordinary course consistent with past practices, and without limiting the generality of the foregoing, other than those items disclosed to the Purchaser during the due diligence process, there has not been any:

                    (1) change, occurrence or circumstance in or affecting the business, assets, liabilities, financial condition, operations or prospects of the Company or any of its subsidiaries that has had or may reasonably be expected to have a Material Adverse Effect;

                    (2) resignation or termination of any key officers, employees or consultants of the Company or any of its subsidiaries;

                    (3) material change, except in the ordinary course of business, in the contingent obligations of the Company or any of its subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise which has had or may reasonably be expected to have a Material Adverse Effect;

                    (4) damage, destruction or loss, whether or not covered by insurance, that has had or may reasonably be expected to have a Material Adverse Effect on the Company;

                    (5) waiver by the Company or any of its subsidiaries of a material right or of a material debt owed to any of them which has had or may reasonably be expected to have a Material Adverse Effect;

                    (6) direct or indirect loans or advances made by the Company or any of its subsidiaries to any stockholder, employee, consultant, officer, director or Affiliate of the Company or any of its subsidiaries in violation of Section 402 of the Sarbanes-Oxley Act of 2002;

                    (7) material change in any compensation arrangement or agreement with any employee, consultant, officer, director or shareholder has had or may reasonably be expected to have a Material Adverse Effect;

                    (8) declaration or payment of any dividend or other distribution of assets of the Company or any of its subsidiaries or any direct or indirect redemption, purchase, retirement or other acquisition of any shares of its capital stock has had or may reasonably be expected to have a Material Adverse Effect;

                    (9) debt, obligation or liability incurred, assumed or guaranteed by the Company or any of its subsidiaries, except those for amounts not exceeding $250,000 in the aggregate or for current liabilities incurred in the ordinary course of business;

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                    (10)      sale, assignment or transfer of any of the assets
                              or rights of the Company or any of its
                              subsidiaries (other than the sale of their respective inventory in the ordinary course of business), including patents, trademarks, copyrights, trade secrets or other intangible assets or intellectual property, or any mortgage or pledge of or Lien imposed upon any of the assets or properties of the Company or any of its subsidiaries, except in the ordinary course of business except any such sales, assignments, transfers, mortgages, pledges or liens which, in the aggregates, have had, or may reasonably be expected to have, a Material Adverse Effect;

                    (11) change in or event of default under any material agreement to which the Company or any of its subsidiaries is a party or by which any of them is bound which modification or event of default has had or may reasonably be expected to have, a Material Adverse Effect;

                    (12) purchase or other acquisition of any operating business or a material amount of assets or the capital stock of any other Person; or

                    (13) other event or condition of any character that, either individually or cumulatively, has had or may reasonably be expected to have a Material Adverse Effect.

                (j) Intellectual Property.

                    (i) The Company has the right, title and interest to all material licenses and sublicenses (whether as licensee, sublicensee, licensor or sublicensor) and other agreements as to which the Company is a party and pursuant to which any Person is authorized to use any such Intellectual Property Right, including the identity of all parties thereto. As used herein, the term "Intellectual Property Right" means any and all material trademarks, service marks, and trade names, patents, copyrights (whether or not registered and whether or not published), (including any registrations or applications for registration of any of the foregoing) or any other material Intellectual Property Right, in any country or jurisdiction in the world, in each case which is owned or licensed by and either used or held for use or otherwise related and material to the conduct of the business of the Company.

                    (ii) Except as indicated in any of the SEC Filings, (A) the Company owns or has the legally enforceable right to use, sell, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of, and license and sublicense without further payment to any other Person, all material Intellectual Property Rights, free and clear of all Liens;
(C) the execution, delivery and performance of the Agreement will not conflict with, result in a breach of, constitute an event of default under (or an event that, with notice or lapse of time or both, would constitute a conflict, breach or default under), or accelerate the performance required by, or create in any Person the right to accelerate, terminate, modify, or cancel (with notice or lapse of time or both), or require any notice under, any contract involving any Intellectual Property Rights, which default, conflict, breach or event has had, or may reasonably be expected to have, a Material Adverse Effect; and (C) will not cause the forfeiture or termination of or give rise to a right of forfeiture or termination (with notice or lapse of time or both) of any Intellectual Property Rights or otherwise impair the rights of the Company to use, sell or license any Intellectual Property Rights which forfeiture, termination, right of forfeiture or termination or impairment has had, or could reasonably be expected to have, a Material Adverse Effect.

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                    (iii) Except as indicated in any of the SEC Filings (A) all current and former employees, officers and consultants of the Company that, during the term of such Persons' respective employment or consultancy with the Company has contributed to or participated in the conception and development of products currently offered by the Company and the products which the Company proposes to offer have acted during such respective terms within the scope of their employment in so contributing or participating; and (B) no current and former officers, employees or consultants of the Company has a right to claim an ownership interest in any Intellectual Property Rights as a result of having been involved in the development, creation or licensing of any Intellectual Property Rights while employed or serving as consultants to the Company which claim has had or could reasonably be expected to have a Material Adverse Effect.

                    (iv) Except as indicated in the SEC Filings, (A) the Company has not been sued, or been a party in any claim, suit, action or proceeding relating to its business that has not been the subject of a final disposition prior to the date hereof and that involves a claim of interference, infringement, misappropriation or opposition by the Company of any trademark, patent, trade secret, copyright, know-how or other proprietary information or intellectual property right of any other Person which claim, if subject of a final disposition adverse to the Company, could reasonably be expected to have a Material Adverse Effect, and the Company has no knowledge of any reasonable basis for any such claims, (B) no Intellectual Property Right is subject to any outstanding order, judgment, injunction, decree, stipulation or agreement prohibiting or restricting the use thereof by the Company or prohibiting or restricting the assignment, licensing or transfer thereof by the Company to any Person which has had or could reasonably be expected to have a Material Adverse Effect; and (C) no Intellectual Property Rights are currently the subject of any re-examination, opposition, cancellation or invalidation proceeding before any governmental authority which re-examination, opposition, cancellation or invalidation proceeding could reasonably be expected to have a Material Adverse Effect, and all Intellectual Property Rights registered or, to the best knowledge of the Company, filed with a governmental authority are currently in compliance with all material formal legal requirements and, to the best knowledge of the Company, are valid and enforceable.

                    (v) With respect to software licensed to the Company from third parties, such as operating systems and databases required by the Company to deliver services to its customers, to the best of the Company's knowledge, all such licenses are in good standing and the Company is authorized to deliver such services to its customers, except to the extent that the failure of any license or licenses to be in good standing or the absence of such authorization would not have, or could not reasonably be expected to have, a Material Adverse Effect.

                    (vi) To the best of the Company's knowledge, none of the operations of the Company involves the unlicensed or unauthorized use of confidential or proprietary information. The Company has taken all reasonable measures to protect the trade secrets and the confidential and proprietary information of third Persons used in or related to the Company's operations. To the best of the Company's knowledge, to the extent that information of a confidential nature has been used in the operations of the Company in the five year period prior to the date hereof, such information (except insofar as it has fallen into the public domain through no fault of the Company or is not material) has been kept strictly confidential and has not been disclosed otherwise than subject to an obligation of confidentiality being imposed on the Person to whom such information was disclosed.

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                (k)Litigation. Except as disclosed in the SEC Filings, there is no action pending and, to the best knowledge of the Company, there is no action threatened against the Company or any of its directors, officers or employees or to which any of the properties or assets of the Company are subject or which challenges the validity of the Agreement, the issuance of the Shares or any action taken or to be taken pursuant hereto or thereto, which seeks to impose or confirm any limitation on the ability of the Purchaser effectively to acquire, hold or exercise full rights of ownership of the Shares, which action, in the aggregate with all other such investigations, claims, actions and proceedings would have a Material Adverse Effect. Except as disclosed in the Form 10-Q or the Annual Report or any other SEC Filing, the Company is not a party or subject to the provisions of any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental entity or regulatory authority. Except as disclosed in the SEC Filings or any press release of the Company, there is no action, suit, proceeding or investigation by the Company currently pending which has had, or if finally determined in a manner adverse to the Company could reasonably be expected to have, a Material Adverse Effect.

                (l) No Governmental Consent or Approval Required. Assuming the truth and accuracy of the representations made by the Purchaser in Section 4 hereof, no authorization, consent, approval or other order of, declaration to, or registration, qualification, designation or filing with, any federal, state or local governmental agency or body is required by or from the Company for the valid and lawful authorization, execution and delivery by the Company of the Agreement and consummation of the transactions contemplated hereby, or for the valid and lawful authorization, issuance, sale and delivery of the Shares, other than the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under applicable state and Federal securities laws, which filings and qualifications, if required, will be accomplished in a timely manner so as to comply with such qualification or exemption from qualification requirements.

                (m) Reporting Status. The Company has filed in a timely manner all forms, reports and other documents that the Company was required to file under the Exchange Act and the Securities Act during the 12 months preceding the date of this Agreement and such documents complied, and as of the date hereof comply, as to form in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof and to the best of the Company's knowledge did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

                (n) Eligibility to File Form S-3. The Company is currently eligible to register the resale of Common Stock in a secondary offering on a registration statement on Form S-1, S-2 or S-3 under the Securities Act.

                (o) Subsidiaries. Except as set forth in the SEC Filings, (i) the Company does not have, and is not committed to purchase or acquire, any equity interest or equivalent interest (direct or indirect) in any Person other than the subsidiaries of the Company listed therein, (ii) all outstanding shares of capital stock of each subsidiary are owned of record and beneficially solely by the Company and have been duly authorized and validly issued and are fully paid and non-assessable and (iii) the Company owns all of the issued and outstanding capital stock of each of its subsidiaries free and clear of any and all Liens.

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                (p) Brokerage. No placement agent, banker, broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby, and no placement agent, banker, broker or finder is entitled to any commission, brokerage or finder's fee in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

                (q) Employees. The Company does not have a collective bargaining agreement with any of its employees. There is no labor union organizing activity pending or, to the Company's best knowledge, threatened with respect to the Company or any of its subsidiaries. Except as disclosed in any of the SEC Filings, or otherwise disclosed by the Company to the Purchaser, to the Company's best knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and, to the Company's best knowledge, the continued employment by the Company of its current officers and significant employees, will not result in any such violation. Except as disclosed in any of the SEC Filings or as otherwise disclosed by the Company to the Purchaser: (A) the Company has not received any written notice alleging that any such violation has occurred; and (B) no employee of or consultant to the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with or by the Company.

                (r) Taxes. "Taxes" shall mean all taxes, charges, fees, Liens, duties or other assessments, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government or any agency or political subdivision of any such government (a "Tax Authority"), which shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes and other obligations of the same or of a similar nature. All tax returns or reports required to be filed by or on behalf of the Company have been timely filed or requests for extensions have been timely filed or any amounts due and unpaid have been accrued on the Financial Statements and, to the best knowledge of the Company, any such extension has been granted and has not expired, and all such filed returns are complete and accurate in all material respects. All Taxes due from the Company or any of its subsidiaries through the date hereof have been paid in full or an adequate provision has been made for any such Taxes on the Financial Statements (in accordance with generally accepted accounting principles). Except as otherwise disclosed in any of the SEC Filings, there is no audit, examination, deficiency, or refund litigation pending or threatened, with respect to any Taxes of the Company; all Taxes due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such Taxes on the Financial Statements (in accordance with generally accepted accounting principles); the Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect; and no rulings have been issued by or agreements entered into with any Tax Authority with respect to the Company.

                (s) ERISA and Employee Benefit Plans.

                    (i) The SEC Filings identify each Plan applicable to the employees of the Company.

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                    (ii) No transaction prohibited by Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any employee benefit plan or arrangement which is covered by Title I of ERISA which transaction has or will cause the Company to incur any liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption. No "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred with respect to any Plan subject to such Section 412, whether or not waived. No "reportable event", within the meaning of Section 4043 of ERISA, other than a "reportable event" that will not have a Material Adverse Effect, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Plan. Neither the Company nor any ERISA Affiliate of the Company has (A) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (B) incurred, or reasonably expects to incur prior to the date of the Closing, (1) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (2) any liability under Section 4971 of the Code that in either case could become a liability of the Company or the Purchaser or any of its ERISA Affiliates after the date of the Closing. No condition exists that (A) could constitute grounds for termination by the PBGC of any employee benefit plan that is subject to Title IV of ERISA that is maintained by the Company or any of their ERISA Affiliates or (B) presents a material risk of complete or partial withdrawal from any multiemployer plan, as defined in Section 3(37) of ERISA, which could result in the Company or the Purchaser or any ERISA Affiliate of any of them incurring a withdrawal liability within the meaning of Section 4201 of ERISA.

                    (iii) Each Plan that is intended to be qualified under
Section 40l(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. Each Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

                (t) Transactions with Related Persons. Except as otherwise disclosed herein or any of the SEC Filings:

                    (i) The Company has not entered into any agreement with, and no debts, obligations or liabilities of the Company are owed to, any of their respective officers, directors, stockholders, employees, consultants or Affiliates or any Affiliate thereof other than:

                        (A) for payment of salary, consulting or director's fees for services rendered;

                        (B) reimbursement for reasonable expenses incurred on behalf of the Company; and

                        (C) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the board of directors either of the Company);

                    (ii) None of the officers, directors or stockholders of the Company or any of its Affiliates, is indebted to, or has any cause of action or legal claim against, the Company or, to the best knowledge of the Company, has any direct or indirect ownership interest in any Person with which the Company is affiliated or with which the Company has a business relationship, or any

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Person which competes with the Company, except that officers, directors and/or stockholders of the Company or any of its subsidiaries may own less than two percent (2%) of the issued and outstanding capital stock in publicly traded companies which may compete with the Company;

                    (iii) No officer, director or stockholder of the Company or any of their Affiliates, is, directly or indirectly, interested in any material contract with the Company; and

                    (iv) The Company is not a guarantor, indemnitor or contributor of any indebtedness or liability of any other Person involving any guaranty, indemnification or contribution required to be disclosed in any such SEC Filings.

                (u) Permits. The Company has all franchises, permits, licenses, consents and approvals and any similar authorization required for their operations, the absence of which could not be reasonably expected to have alone, or in the aggregate, a Material Adverse Effect, and all authorizations they have are in full force and effect.

                (v) Environmental Matters.

                    (i) As used herein, "Subject Premises" means the real property now owned, operated, used or leased or previously owned, operated, used or leased (but only through the date of termination of such ownership, operation, use or lease) by, to or for the Company.

                    (ii) To the best knowledge of the Company, none of the Subject Premises has any condition or conditions which would require notification or remediation by the Company or any of its subsidiaries under any Environmental Law (collectively, "Environmental Defects").

                    (iii) Neither the Company nor, to the Company's best knowledge, any other Person has at any time during its possession of the Subject Premises disposed of any wastes, Hazardous Waste or otherwise, other than in accordance with applicable Environmental Laws and Environmental Permits.

                    (iv) Neither the Company nor any of its subsidiaries has received any written communication from the Federal Environmental Protection Agency or any other local, state or Federal regulatory agencies or any other Person relating to the existence of Environmental Defects at the Subject Premises.

                    (v) Except as disclosed in any of the SEC Filings, to the best knowledge of the Company, there do not exist any judgments, orders, directives, decrees or awards of any court, arbitrator or administrative or governmental agency or entity or any other Person concerning the Company or any of its agents' or contractors' compliance with any Environmental Law or Environmental Permit (in the case of agents and contractors, relating to the Company or the Subject Premises).

                    (vi) Except as disclosed in any of the SEC Filings, no claims have been asserted or, to the best knowledge of the Company, are threatened against the Company relating to any Environmental Defect or condition which with the passage of time could become an Environmental Defect.

                    (vii) Except as disclosed in any of the SEC Filings, to the best knowledge of the Company, there do not exist any consent decrees, administrative orders, settlement agreements or other settlement documents entered into with any administrative or governmental agency or entity or any other Person concerning compliance with any Environmental Law or Environmental Permit applicable to the Company or any of the Subject Premises.

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                    (ix) Except as disclosed in any of the SEC Filings, the
Subject Premises and all operations conducted thereon by the Company are and have at all times been in compliance in all material respects with all Environmental Laws and Environmental Permits.

                    (x) The Company has obtained and currently maintain in full force and effect all material environmental permits, approvals, authorizations, licenses, variances, registrations and permissions (collectively, "Environmental Permits") required for the conduct of its business and operations.

                    (xi) To the best knowledge of the Company, there are no Hazardous Substances or Hazardous Waste on, under or about the Subject Premises other than those customarily used in or incident to the business of the Company, which in any event are used or maintained by the Company in all material respects in accordance with all applicable Environmental Laws and Environmental Permits.

                (w) Customers and Suppliers. Except as disclosed on in the SEC Filings, no customer or supplier of the Company has taken, and the Company has not received any written notice, and the Company does not have any knowledge that any customer or supplier of the Company contemplates taking, any steps that could disrupt the business relationship of the Company with such customer or supplier or could result in a diminution in the value of the Company in a manner that, in either event, would be reasonably likely to have a Material Adverse Effect. The Company has no knowledge of any activities by ex-employees that have disrupted the business relationship of the Company with its customers or suppliers in any material respect.

                (x) Directors and Officers Insurance. The Company has furnished to the Purchaser a true, correct and complete copy of the Company's directors and officers insurance policy. There is no claim by the Company or any of its directors or officers pending under such policy as to which coverage has been questioned, denied or disputed by the underwriters of such policy. All premiums due and payable under such policy have been paid and the Company have in all material respects complied fully with the terms and conditions of such policy. Such policy is in full force and effect. The Company knows, to its best knowledge, of no threatened termination of such policy.

                (y) Resignation of Directors. Prior to the Closing, each of Joseph S. Klimek, Kevin M. Black, Brendan J. Kennedy, Richard M. Messina, John
E. Joyner and Thomas Atkins submitted their resignation from the Board of Directors of the Company.

     4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date of this Agreement as follows:

        (a) Status. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to execute, deliver and perform its obligations under this Agreement.

        (b) Authority. The Purchaser has the power and authority to execute and deliver the Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the

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Purchaser, and the Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

        (c) No Conflicts. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby by the Purchaser do not and will not with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under any organizational instrument of the Purchaser or any order, judgment, decree, statute, regulation, contract, agreement or any other restriction of any kind or description to which the Purchaser is a party or by which the Purchaser is or may be bound.

        (d) Purchaser Representations and Acknowledgments.

            (i) The Purchaser is acquiring the Shares for the Purchaser's own account for investment only and not as nominee or agent and not with a view to, or for sale in connection with, a distribution of the Shares or as dividends thereon and with no present intention of selling, transferring, granting a participation in or otherwise distributing the Shares, all within the meaning of the Securities Act and any applicable state, securities or blue-sky laws.

            (ii) The Purchaser acknowledges that:

                 (A) The Company has advised the Purchaser that the Shares have not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof contemplated by this Agreement is exempt from such registration in accordance with Section 4(2) of the Securities Act, or such other applicable exemption;

                 (B) The Company's reliance on the availability of an exemption under the Securities Act for the issuance of the Shares without registration is, in part, based upon the accuracy and truthfulness of the Purchaser's representations contained herein;

                 (C) The Shares cannot be resold without registration or an exemption from registration under the Securities Act and any applicable state securities laws, and that certificates representing the Shares will bear a restrictive legend to such effect in substantially the following form and any legend required by applicable state laws:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

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                 (D) The Purchaser has evaluated the merits and risks of
purchasing the Shares, and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and hazards of purchasing the Shares, and is able to bear the economic risk of purchasing the Shares, including the possibility of a complete loss with respect thereto;

                 (E) The Purchaser has had access to such information regarding the business and finances of the Company, and has been provided the opportunity to discuss with the Company's management the business, affairs and financial condition of the Company and such other matters with respect to the Company as would concern a reasonable person considering the transactions contemplated by this Agreement and/or concerned with the operation of the Company;

                 (F) The Purchaser represents that it is an Accredited Investor.

     5. Certain Covenants.

        (a) Board Representation. At the Closing, or a soon as practicable thereafter under applicable laws, Joseph F. Longo, as the sole remaining member of the Board of Directors, shall appoint each of Peter H. Shipman, Henry G. Ciocca, Kenneth J. Slepicka and Douglas R. Ballew to fill the vacancies created on the Board of Directors, to serve until their respective successors are duly elected and qualified or their respective earlier resignation or removal.

        (b) Delisting. In the event that the Common Stock, for any reason, is not listed on the Nasdaq SmallCap Market, the Over-the-Counter Bulletin Board or a similar national exchange, (absent any time frame applicable to any transition from one exchange to another) and the Company is no longer subject to the reporting requirements of the Exchange Act, the Company hereby covenants and agrees with the Purchaser that, so long as the Purchaser or any of its Affiliates owns the Shares, except as otherwise required in this Agreement, the Company shall provide the Purchaser with customary and reasonable financial information on at least a quarterly basis and such other information rights as provided to an investor in a privately held corporation.

        (c) Financial Information.

            (i) As soon as practicable, and in any event within 90 days after the close of each fiscal year of the Company will file, (A) a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and (B) consolidated statements of income, changes in financial position and common stock and other shareholders' equity of the Company and its subsidiaries for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year and to be in reasonable detail and audited by independent public accountants selected by the Company.

            (ii) As soon as practicable, and in any event within, 45 days after the close of each of the first three fiscal quarters of the Company, during such fiscal year, (A) a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal quarter and (B) consolidated statements of income and changes in financial position of the Company and its subsidiaries for the portion of the fiscal year ended with the end of such quarter, in each case setting forth in comparative form the corresponding figures for the comparable period of the preceding fiscal year (subject to normal year-end adjustments).

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        (d) Confidentiality. The Purchaser covenants and agrees to keep confidential any and all material non-public information which it has heretofore obtained or shall hereafter obtain, directly or indirectly, from the Company pursuant to this Agreement or otherwise, and agrees not to use the same except for the purpose of this Agreement or to disclose the same to any party except as provided below, without the Company's prior written consent; provided that the terms of this Section 5(d). shall not extend to any such information that:

            (i) is already publicly known;

            (ii) has become publicly known without any fault of the Purchaser or anyone to whom the Purchaser has made disclosure in compliance with the terms of this Section 5(d); or

            (iii) is required to be disclosed to any governmental authorities or courts of law as a result of operation of law, regulation, or court order; provided, however, that the Purchaser shall have first given prompt written notice of such requirement to the Company (if permissible) and cooperates with the Company to restrict such disclosure and/or obtain confidential treatment thereof.

     6. Registration Rights.

        a) Demand Registration.

           (i) Upon written notice of the Holders of a majority of the then outstanding Registrable Securities (on a common stock equivalent basis) requesting that the Company effect a registration under the Securities Act of Registrable Securities and specifying the intended method or methods of distribution thereof (which may include a continuous or delayed offering), the Company shall prepare and file a Registration Statement on Form S-3 under the Securities Act, or other appropriate Form in the event Form S-3 is not available, covering the Registrable Securities then outstanding and shall use commercially reasonable efforts to cause such Registration Statement to become effective as expeditiously as possible and to remain effective until the earlier to occur of (i) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed or (ii) the date by which all the Registrable Securities covered thereby may be sold under Rule 144(k) (the "Effectiveness Period"); provided, however, that the Purchaser shall not be entitled to make more than two (2) demands to register the Registrable Securities pursuant to this Section 6(a)(i). A demand registration requested pursuant to this Section 6(a)(i) will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act and remains effective for the period described above.

           (ii) A Holder (including the Purchaser) or Holders requesting a registration pursuant to this Section 6(a) may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request.

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           (iii) The Company may include any other securities in any demand registration effected pursuant to this Section 6(a); provided, however, that if the managing underwriter(s) or the representative(s) of the several underwriters (the "Managing Underwriter") of a proposed underwritten public offering of Common Stock advises the Holder or Holders intending to participate in such offering in writing that the total amount or kind of securities which such Holders and the Company intend to include in such offering is sufficiently large to materially adversely affect the success of such offering, then the amount or kind of securities to be offered for the accounts of the Company shall be reduced pro rata to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such Managing Underwriter and, if such reduction results in no securities being offered for the accounts of the Company in such proposed public offering, then the amount or kind of securities to be offered for the account of the Company shall be reduced to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters.

        (b) Piggyback Registration. If the Company at any time proposes to file a registration statement with respect to any class of its equity securities, whether for its own account (other than in connection with the Registration Statement contemplated by Section 6(a) or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), or the registration of
(A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan) or for the account of an Other Approved Holder (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to all Holders at least twenty (20) days prior to the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder desiring to have its Registrable Securities registered under this Section 6(b) shall so advise the Company in writing within fifteen
(15) days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein on the same terms and conditions as the securities being registered by the Company. Any Holder's request for such inclusion may be withdrawn, in whole or in part, at any time prior to the effective date of such Registration Statement. Notwithstanding the foregoing, if the Managing Underwriter of any such proposed public offering advises the Company in writing that the total amount or kind of securities which the Holders, the Company and the Other Approved Holders intend to be included in such proposed public offering is sufficiently large to materially adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the accounts of Holders and the Other Approved Holders (other than the Requesting Securityholder) shall be reduced pro rata to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such Managing Underwriter before the securities offered by the Company or any Requesting Securityholder are so reduced.

        (c) Registration Procedures. In connection with the Company's registration obligations pursuant to Sections 6(a) and 6(b) hereof, the Company will, as expeditiously as practicable:

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            (i)   prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Section 6(a) (in connection with a demand registration); provided, that as soon as practicable, but in no event later than three (3) business days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such Registration Statement, the Company shall furnish to the Holders covered by such Registration Statement and the Managing Underwriter, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and underwriters;

            (ii) the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such Registration Statement) to which the Managing Underwriter of the applicable offering, if any, or the Purchaser (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement shall have reasonably objected in writing within three (3) business days after receipt of such documents to the effect that such Registration Statement or amendment thereto or Prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (provided that the foregoing shall not limit the right of any Holder whose Registrable Securities are covered by a Registration Statement to reasonably object, within two (2) business days after receipt of such documents, to any particular information that is to be contained in such Registration Statement, amendment, Prospectus or supplement that relates specifically to such Holder, including any information describing the manner in which such Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of such Managing Underwriter, the Purchaser or such Holders, the Company shall use its best efforts to cooperate with such Managing Underwriter, the Purchaser and Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of such underwriters, the Purchaser and Holders;

            (iii) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement, Prospectus or supplement to the Prospectus;

            (iv) notify the selling Holders and the Managing Underwriter, if any, promptly (providing confirmation in writing):

        (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective;

        (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information;

        (3) of the issuance by the SEC of any written comments with respect to any filing;

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        (4) of any stop order suspending the effectiveness of any Registration
            Statement or the initiation of any proceedings for that purpose and the Company agrees that it will make every reasonable effort to obtain as soon as possible the withdrawal of any such order or other action suspending the effectiveness of any Registration Statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

        (5) in the case of an underwritten offering, if at any time the representations and warranties of the Company contemplated by paragraph (xiv) below cease to be true and correct as of any time they are required to be true and correct;

        (6) of any suspension of the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

        (7) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (v) if reasonably requested by the Managing Underwriter or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Managing Underwriter, the Purchaser (if it is participating in such offering) and the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) being sold in such underwritten offering reasonably agree should be included therein relating to the sale of the Registrable Securities, including information with respect to the aggregate number of shares of Registrable Securities being sold to the underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

            (vi) promptly after the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus relating to Registrable Securities covered by a Registration Statement filed pursuant to this Section 6, provide copies of such document to the selling Holders covered thereby and the underwriters, if any;

            (vii) promptly after the filing of such documents with the Commission, furnish to each selling Holder and each Managing Underwriter, if any, without charge, at least one manually signed or "edgarized" copy (but not to exceed five (5) manually signed copies of any document to all selling Holders and the Managing Underwriter in the aggregate), and as many conformed copies as may reasonably be requested, of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference);

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            (viii) deliver to each selling Holder and the Managing Underwriter, if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

            (ix) register or qualify (or obtain exemption therefrom) or cooperate with the selling Holders, the Managing Underwriter, if any, and their respective counsel in connection with the registration or qualification (or exemption therefrom) of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or Managing Underwriter, if any, reasonably requests in writing;

            (x) use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period; and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then effective Registration Statement; provided, however, that the Company will not be required to qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (x);

            (xi) cooperate with the selling Holders and the Managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Managing Underwriter may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

            (xii) upon the occurrence of any event contemplated by clause (7) of paragraph (iv) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading; if any event described in clause (2) of paragraph (iv) above occurs, use its best efforts to cooperate with the SEC to prepare, as soon as practicable, any amendment or supplement to such Registration Statement or such related Prospectus and any other additional information, or to take other action that may have been requested by the SEC;

            (xiii) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are then listed (or included) if requested by the Purchaser (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement or the Managing Underwriter, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

            (xiv) enter into customary agreements (including in the case of an underwritten offering, an underwriting agreement with the Managing Underwriter in form customary with respect to issuers of similar market capitalization and reporting and financial histories) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities included in such Registration Statement, in each case, in connection with an underwritten offering, as the Managing Underwriter determines is reasonable and customary, and in connection therewith:

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       (1)  make such representations and warranties to the selling Holders and each of the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings;

       (2) obtain opinions of counsel to the Company addressed to each selling Holder and to each of the underwriters and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters and the selling Holders and shall cover the matters customarily covered in opinions requested in secondary underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters);

       (3) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to each selling Holder and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

       (4) the underwriting agreement shall contain indemnification and contribution provisions and procedures no less favorable than those set forth in Section 6(e) (and, to the extent applicable, Section 7(a)) hereof with respect to all parties to be indemnified pursuant to Section 6(f) (and, to the extent applicable, Section 7(a)); and

       (5) the Company shall deliver such documents and certificates as may be reasonably requested by the selling Holders and the Managing Underwriter to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company in respect of the relevant offering;

            (xv) provide a CUSIP number (if necessary) for the Registrable Securities no later than the effective date of such registration statement;

            (xvi) in the case of any non-underwritten offering:

       (1) obtain opinions of counsel to the Company at the time of effectiveness of such Registration Statement covering such offering and updates thereof of customary frequency, addressed to each Holder participating in such offering and covering matters that are no more extensive in scope than would be customarily covered in opinions obtained in secondary underwritten offerings by issuers with similar market capitalization and reporting and financial histories;

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       (2)  obtain "cold comfort" letters from the independent certified public accountants of the Company at the time of effectiveness of such Registration Statement and, upon the request of the Purchaser (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement, updates thereof of customary frequency, in each case addressed to each Holder participating in such offering and covering matters that are no more extensive in scope than would be customarily covered in "cold comfort" letters and updates obtained in secondary underwritten offerings by issuers with similar market capitalization and reporting and financial histories; and

       (3) deliver a certificate of an executive officer of the Company at the time of effectiveness of such Registration Statement and, upon the request of the Purchaser (if it is participating in such offering) or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) covered by such Registration Statement, updates thereof of customary frequency, such certificates to cover matters no more extensive in scope than those matters customarily covered in officer's certificates delivered in connection with underwritten offerings by issuers with similar market capitalization and reporting and financial histories;

            (xvii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 60 days after the end of any 12-month period (or 120 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which the Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of such Registration Statement, which earnings statements shall cover such 12-month periods;

            (xviii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any customary due diligence investigation;

            (xix) make available, upon reasonable notice and during normal business hours, for inspection by the Holders of the Registrable Securities covered by such Registration Statement, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other representative retained by such sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by, and to cooperate fully with, any such representative, underwriter, attorney or accountant in connection with such registration;

            (xx) cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (xx); and

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            (xxi) use its best efforts to take all action necessary or advisable to effect such registration in the manner contemplated by this Agreement.

        (d) Material Development Election.

            (i) Subject to Section 6(d)(ii) below, the Company shall be entitled, for a period of time not to exceed thirty consecutive (30) days (a "Suspension Period"), to postpone the filing of any Registration Statement otherwise required to be filed by it pursuant to Section 6(a) and/or request that the Holders refrain from effecting any public sales or distributions of their Registrable Securities if the Company's Board of Directors shall have reasonably determined in good faith and in its reasonable business judgment that such registration would interfere in any material respect with any financing (other than an underwritten secondary offering of any securities of the Company), acquisition, corporate reorganization or other transaction or development involving the Company or any subsidiary of the Company that in the reasonable good faith business judgment of such board is a transaction or development that is or would be material to the Company (a "Material Development Election").

            (ii) The Board of Directors shall, as promptly as practicable, give the Holders written notice of any such Material Development Election. In the event of a determination by the Board of Directors to postpone the filing of a Registration Statement required to be filed pursuant to Section 6(a) hereof, the Company shall be required to file such Registration Statement as soon as practicable after the Board of Directors of the Company shall determine, in its reasonable business judgment, that the filing of such Registration Statement and the offering thereunder will not interfere with the aforesaid material transaction or development, but in any event no later than the end of such Suspension Period. In addition, if the Board of Directors of the Company has requested that the Holders refrain from making public sales or distributions of their Registrable Securities, such board shall, as promptly as practicable following its determination that the Holders may recommence such public sales and distributions, notify such Holders in writing of such determination (but in any event no later than the end of such Suspension Period). In the event the Company shall exercise a Material Development Election during a period when a Registration Statement filed pursuant to Section 6(a) hereof is effective, the time period specified in Section 6(a) hereof during which such Registration Statement is required to be kept effective shall be extended by the number of days during which the Holders are prohibited by the Company from publicly selling or distributing their securities.

            (iii) The Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, the Purchaser shall forthwith discontinue disposition of shares of Common Stock covered by such Registration Statement or Prospectus until the Purchaser (A) is notified in writing by the Company that the use of the applicable prospectus may be resumed, (B) has received copies of a supplemental or amended prospectus, if applicable, and (C) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

            (iv) Notwithstanding the foregoing, no more than one Suspension Period may occur during any twelve-month period, unless approved by a majority-in-interest of the then outstanding Holders (on a common equivalent basis). The Company shall use its best efforts to limit the duration and aggregate number of any Suspension Periods.

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        (e) Registration Expenses. All expenses incident to the Company's performance of or compliance with Section 6 of this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder, fees and expenses of other Persons retained by the Company, (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company, whether or not any registration statement becomes effective; provided that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

        (f) Registration Rights Indemnification.

            (i) Indemnification by the Company.

                (1) The Company will indemnify and hold harmless, to the fullest extent permitted by law, but without duplication, each Holder and each of their respective Affiliates, including any managed or advised accounts and any investment advisor or agent therefor, officers, directors, employees, partners, representatives and agents, and each Person who controls such Holder or such other Persons (within the meaning of the Securities Act) (for purposes of this Section 6(f)(i), a "Holder Indemnified Person"), from and against, and will reimburse such Holder Indemnified Person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) ("Indemnifiable Costs and Expenses") to which such Holder Indemnified Person may become subject under the Securities Act or otherwise and arise out of or are based upon (A) violation of securities laws or (B) any untrue statement or alleged untrue statement of any material fact contained in, or any omission or alleged omission to state therein a material fact required to be stated in, any such Registration Statement, any Prospectus contained therein or any amendment or supplement thereto or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any costs or expense covered by the preceding clauses (A) or (B) arises out of or results from any untrue or alleged untrue statement of any material fact contained in such Registration Statement, any Prospectus contained therein or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made solely in reliance upon and in substantial conformity with written information furnished by such Holder Indemnified Person specifically for use in the preparation of any such Registration Statement, Prospectus or amendment or supplement thereto.

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                (2) The Company further agrees promptly upon demand by each
Holder Indemnified Person to reimburse each Holder Indemnified Person for any Holder Indemnifiable Costs and Expenses as they are incurred by it; provided that if the Company reimburses a Holder Indemnified Person hereunder for any expenses incurred in connection with a lawsuit, claim, inquiry or other proceeding or investigation for which indemnification is sought, such Holder Indemnified Person agrees to refund such reimbursement of Holder Indemnifiable Costs and Expenses to the extent it is finally judicially determined that the indemnity provided for in this Section 6(f)(i) is not applicable to, or the Company is not otherwise obligated to pay, such Holder Indemnified Person in accordance with the terms hereof or otherwise. The indemnity, contribution and expense reimbursement obligation of the Company under this Section 6(f)(i) shall be in addition to any liability it may otherwise have. The obligations of the Company hereunder shall survive the Closing and the termination of any Registration Statement under which any Registrable Securities were registered the termination of this Agreement and shall not be extinguished with respect to any Person because any other Person is not entitled to indemnity or contribution hereunder.

            (ii) Indemnification by Holders of Registrable Securities. Each Holder whose Registrable Securities are included in a Registration Statement pursuant to the provisions of this Section 6 will indemnify and hold harmless the Company, each of its Affiliates, and their respective officers, directors, employees, partners, stockholders, agents, representatives, and any Person who controls the Company or any of its subsidiaries or Affiliates (within the meaning of the Securities Act) (each, a "Company Indemnified Person"), from and against, and will reimburse such Company Indemnified Person with respect to, any and all Indemnifiable Costs and Expenses to which the Company or such Company Indemnified Person may become subject under the Securities Act or otherwise and which arise out of or result from any untrue or alleged untrue statement of any material fact contained in such Registration Statement, any Prospectus contained therein or any amendment or supplement thereto, or any omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or alleged omission was so made solely in reliance upon and in substantial conformity with written information furnished by such Holder specifically for use in the preparation thereof; provided, however, that the liability of any Holder pursuant to this subsection (ii) shall be limited to an amount not to exceed the net proceeds received by such Holder pursuant to the Registration Statement which gives rise to such obligation to indemnify.

            (iii) Conduct of Indemnification Proceedings; Contribution.

                  (1) Each indemnifying party and indemnified party under this
Section 6(f) shall comply with the procedures set forth in Section 7(a)(iii) with respect to any indemnity sought pursuant to this Section 6(f).

                  (2) Each indemnifying party and indemnified party under this
Section 6(f) also agrees to comply with the provisions in Section 7(a)(iv) as they relate to contribution.

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        (g) Reporting Requirements Under the Exchange Act. The Company shall use its best efforts to make publicly available and available to the Holders, pursuant to Rule 144, such information as is necessary to enable the Holders to make sales of Registrable Securities pursuant to that Rule. The Company shall use its best efforts to file timely with the Commission all documents and reports required of the Company under the Exchange Act. The Company shall furnish to any Holder, upon request, a written statement executed on behalf of the Company as to compliance with the current public information requirements of Rule 144. In addition, the Company will provide to any Holder of a Registrable Security, or any potential purchaser of a Registrable Security, upon any such Person's reasonable request, the information required by paragraph (d)(4) of Rule 144A.

        (h) Stockholder Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company or the Managing Underwriter may from time to time reasonably request in writing.

        (i) Participation in Underwritten Registrations.

            (1) If any of the Registrable Securities covered by a Registration Statement required to be filed pursuant to Section 6(a) hereunder are to be sold in an underwritten offering, the Company shall select the Managing Underwriter that will administer the offering, provided the Purchaser (if it is participating in such offering) or, if such Purchaser is not so participating in such offering, the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) included in such offering shall have the right to consent to such selection, provided further that such consent may not be unreasonably withheld.

            (2) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the underwriting or other agreement between the Company and the Managing Underwriter. Nothing in this Section 6(i) shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

     7. Miscellaneous.

        (a) Indemnification. In addition to any indemnification provided elsewhere in this Agreement, the parties hereto agree as follows:

            (i) Company Indemnification.

                (1) The Company will indemnify and hold harmless, to the fullest extent permitted by law, but without duplication, the Purchaser and each of its Affiliates including any managed or advised accounts and any investment advisor or agent therefor, and their respective, officers, directors, employees, partners, representatives, agents, and each Person who controls the Company and each of its Affiliates within the meaning of the Securities Act) (each of the foregoing Persons being a "Purchaser Indemnified Person"), from and against any and all Indemnifiable Costs and Expenses to which such Purchaser Indemnified Person may become subject under the Securities Act or otherwise arising out of or based in any manner upon any breach by the Company of any its representations, warranties or covenants contained in the Agreement or in any agreement, instrument or document delivered by the Company hereunder or thereunder.

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                (2) The Company further agrees promptly upon demand by each
Purchaser Indemnified Person to reimburse each Purchaser Indemnified Person for any Purchaser Indemnifiable Costs and Expenses as they are incurred by it; provided that if the Company reimburses a Purchaser Indemnified Person hereunder for any Indemnifiable Costs and Expenses incurred in connection with a lawsuit, claim, inquiry or other proceeding or investigation for which indemnification is sought, such Purchaser Indemnified Person agrees to refund such reimbursement of Indemnifiable Costs and Expenses to the extent it is finally judicially determined that the indemnity provided for in this Section 7(a)(i) is not applicable to such Purchaser Indemnified Person in accordance with the terms hereof or otherwise or the Company is not otherwise obligated to indemnify such Purchaser Indemnified Person. The indemnity, contribution and expense reimbursement obligation of the Company under this Section 7(a) shall be in addition to any liability it may otherwise have.

                (3) The obligations of the Company hereunder shall survive the Closing and any repurchase, conversion, exchange or transfer of the Preferred Stock and the termination of this Agreement and shall not be extinguished with respect to any Person because any other Person is not entitled to indemnity or contribution hereunder.

            (ii) Purchaser Indemnification. The Purchaser agrees and covenants to agree and covenant to and to hold harmless and indemnify each Company Indemnified Person, from and against any and all Indemnifiable Costs and Expenses to which such Company Indemnified Person may become subject under the Securities Act or otherwise which arises out of or is based in any manner upon any breach by the Purchaser of any its representations, warranties or covenants contained in the Agreement or in any agreement, instrument or document delivered by the Purchaser hereunder or thereunder.

            (iii) Conduct of Indemnification Proceedings. Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (i) or (ii) of this Section 7(a) or paragraph (i) or (ii) of Section 6(f) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (i) or (ii) of this Section 7(a) or paragraph (i) or (ii) of Section 6(f), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under paragraph (i) or (ii) of this Section 7(a) or paragraph (i) or (ii) of Section 6(f), and shall not relieve the indemnifying party from liability under this Section 7(a) or Section 6(f) unless such indemnifying party is materially prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph
(i) or (ii) of this Section 7(a) or paragraph (i) or (ii) of Section 6(f) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and no settlement can have non-monetary remedies.

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            (iv) Contribution. If the indemnification provided for in subsection
(i) or (ii) of this Section 7(a) or in subsection (i) or (ii) of Section 6(f) is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any Indemnifiable Costs and Expenses, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of Indemnifiable Costs and Expenses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions, acts, facts matters or circumstances which resulted in such Indemnifiable Costs and Expenses, as well as any other relevant equitable considerations. To the extent applicable to
Section 6(f) hereof, the relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any Person who was not guilty of such fraudulent misrepresentation.

        (b) Entire Agreement; Survival of Provisions. The Agreement and the SEC Filings referenced herein and therein constitute the entire agreement of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings with respect thereto, whether written or oral. All of the covenants of the parties made herein shall remain operative and in full force and effect pursuant to their respective terms regardless of acceptance of the Shares and payment therefor. The representations and warranties set forth herein shall survive the execution and delivery of this Agreement, the issuance of the Shares in each case until the second anniversary of the date of Closing (the "Expiration Date"), and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company. Notwithstanding the preceding sentence, any representation or warranty in respect of which an indemnity may be sought hereof shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if a claim for indemnification shall have been given to the party against whom such indemnity may be sought prior to the Expiration Date. The representations, warranties, agreements and covenants made in the Agreement shall be deemed to have been relied upon by the parties hereto.

        (c) No Waiver; Modifications in Writing. No failure or delay by a party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Except as otherwise expressly provided herein with respect to any right of indemnification, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. No waiver of or consent to any departure by a party from any provision of this Agreement shall be effective unless signed in writing by the parties entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by all parties. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

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        (d) Notices. All notices, demands and other communications provided for hereunder shall be in writing, shall be given by registered or certified mail, return receipt requested, on the date sent by telecopy with electronic confirmation of such transmission, the business day next following deposit with a courier service for overnight delivery with written confirmation of such delivery or upon personal delivery, addressed to the parties, as follows:

            If to the Company, to:

            Startech Environmental Corporation
            15 Old Danbury Road, Suite 203
            Wilton, Connecticut 06897-2525
            Attention:  President
            Telecopy:  (203) 761-0839

        If to the Purchaser, to:

            Northshore Asset Management, LLC
            208 South LaSalle Street, Suite 1201
            Chicago, IL 60604
            Telecopy: (312) 267-6750
            Attention:  Robert Wildeman

or to such other address as any party shall designate in writing in compliance with the provisions of this Section 7(d).

        (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

        (f) Binding Effect; Assignment. The rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred to any other Person, without the prior written consent of the other party hereto; provided that the Purchaser may assign or otherwise transfer the Shares to any of its Affiliates without obtaining any such consent, but only if such
Affiliate: (i) agrees to be bound by the terms of this Agreement; (ii) is, at the time of such transfer, an Accredited Investor; (iii) provides the Company such written certification as the Company may reasonably require as to the transferee's status as an Accredited Investor and agreement to be so bound as the Company may reasonably request; and (iv) such transfer to any such transferee does not violate federal or state securities laws. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Purchaser and their respective permitted successors and assigns.

        (g) Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of Connecticut without reference to the principles of conflict of laws.

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        (h) Consent to Jurisdiction and Service of Process. Any suit, action or proceeding arising out of or relating to the Agreement or the transactions contemplated hereby may be instituted in any Federal court situated in the State of Connecticut or any state court of the State of Connecticut, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Agreement or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding. Any and all service of process and any other notice in any such suit, action or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested if sent to such party at the address for such party set forth in Section 7(d) hereof, or by any other means of mail that requires a signed receipt, postage fully prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

        (i) Further Assurances. Each of the parties hereto shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of the Agreement and the transactions contemplated hereby, and each of the parties hereto shall cooperate with each other in connection with the foregoing.

        (j) Severability of Provisions. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law that renders any such provision prohibited or unenforceable in any respect.

        (k) Headings. The Article, Section and subsection headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

        (l) Costs, Expenses and Taxes.

            (i) The Company shall pay any and all stamp, transfer and other similar Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the original issuance of the Shares and shall save and hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes.

            (ii) Each party shall bear its own fees, costs and expenses in connection with the execution, delivery and performance of the Agreement.

        (m) Waiver of Jury Trial. The parties hereto hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

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        (n) Publicity. The parties agree that no public release or announcement concerning the Agreement or the transactions contemplated hereby shall be made without advance review and approval by each party hereto, except as otherwise required by applicable law, and which review and approval shall not be unreasonably withheld or delayed.

                            [SIGNATURE PAGE FOLLOWS]





















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                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                            STARTECH ENVIRONMENTAL CORPORATION

                                            By:  /s/  Joseph F. Longo
                                               --------------------------------
                                            Name:     Joseph F. Longo
                                            Title:    Chief Operating Officer



                                            NORTHSHORE ASSET MANAGEMENT, LLC

                                            By:  /s/  Robert Wildeman
                                               --------------------------------
                                            Name:     Robert Wildeman
                                            Title:    General Managing Partner













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                                   SCHEDULE 1

                                   DEFINITIONS

     "Accredited Investor" has the meaning set forth in Rule 501 of Regulation D promulgated under the Securities Act.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Board of Directors" means the board of directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" shall mean Startech Environmental Corporation and each of its subsidiaries, to the extent applicable.

     "Environmental Law" means any federal, state, or local (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, or natural resources, and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., the Clean Water Act, 33 U.S.C. Sectionss.1251 et seq., the Clean Air Act, 33 U.S.C.ss.2601 et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 et seq. and the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq., as such laws have been and may from time to time be further amended or supplemented, and the regulations promulgated pursuant thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Hazardous Substances" or "Hazardous Waste" means any pollutant, contaminant, chemical or industrial or toxic substance or waste, petroleum products, asbestos, urea formaldehyde, radon, polychlorinated biphenyls, flammable explosives, nuclear radioactive fuel or waste or any other substance, waste, material, substance, pollutant or contaminant that is defined as a hazardous waste or substance under any applicable Environmental Law and/or any substance for which the generation, manufacture, storage, treatment or release is prohibited or regulated under any applicable Environmental Law.

     "Holder" shall mean any Person that owns Registrable Securities, including such successors and assigns as acquire Registrable Securities, directly or indirectly, from such Person. For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof.

     "Liens" means any and all security interests, liens, claims, encumbrances, pledges, options, Taxes and charges of any kind or nature.

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     "Material Adverse Effect" means, with respect to the Company, a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.

     "Other Approved Holders" shall mean holders of Common Stock having registration rights with respect to the Common Stock, other than pursuant to the terms of this Agreement.

     "Person" means any individual, company, corporation, partnership, limited liability company, trust, division, governmental, quasi-governmental or regulatory entity or authority or other entity.

     "Plan" means any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy, arrangement or understanding, whether written or oral, whether or not such plan is intended to be qualified under Section 401(a) of the Code, including any employee benefit plan within the meaning of Section 3(3) of ERISA, which plan covers any employee or former employee of the Company.

     "Prospectus" shall mean the prospectus (including a preliminary prospectus) included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     "Registrable Securities" shall mean the Shares and any other capital stock or other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange, distrib ution or similar transaction in respect of the Shares.

     "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

     "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

     "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

     "SEC Filings" means all forms, reports and documents filed with the Commission pursuant to the Securities Act and Exchange Act from January 1, 2002 through the date hereof.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The use of the word "including" herein shall be interpreted to mean "including, without limitation," unless the context clearly requires another interpretation.

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